UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation)

000-31803 (Commission File Number)	77-0402448 (IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA (Address of principal executive offices)	95054 (Zip Code)

(408) 919-3000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     After considering general and specific demands of Board and committee service, company performance, compensation amounts and trends among companies of comparable size, regulatory requirements for an independent directorate, and competitive and other factors, on June 8, 2005, the Board of Directors (the “Board”) of Transmeta Corporation, a Delaware corporation, approved a non-employee director compensation plan pursuant to which each non-employee member of the Board will be paid the following:

•	an annual retainer of $20,000 for his or her services as director,

•	an annual retainer of $5,000 for his or her service on either of the Board’s audit committee or compensation committee,

•	an annual retainer of $5,000 if he or she is the chairperson of either of the Board’s audit committee or compensation committee, and

•	an annual retainer of $5,000 if he or she serves as the lead non-employee director of the Board.

     In addition, each non-employee member of the Board will be eligible to receive automatic common stock option grants under Transmeta’s 2000 Equity Incentive Plan as follows:

     Upon being appointed to the Board, a non-employee director will then be granted an option to purchase up to 200,000 shares of Transmeta’s common stock. Immediately after each annual meeting of Transmeta’s stockholders, each non-employee director will be granted an additional option to purchase 50,000 shares of Transmeta’s common stock, provided that the non-employee director is a member of the Board on that date and has served continuously as a member of the Board for at least twelve months since the last option grant as a non-employee director. If less than twelve months has passed, then the number of shares subject to the option granted after the annual meeting will be equal to 50,000 multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last option grant to that director and the denominator of which is 365 days. The exercise price for each of these options will be the fair market value of Transmeta’s common stock on the date of grant. Each option will have a ten-year term and will terminate three months after the date the non-employee director ceases to be a director or consultant or twelve months if the termination is due to death or disability. Each option will vest over three years at a rate of one-third of the total shares on the first anniversary of the date of grant, and 2.77778% of the total shares each month after that, so long as the non-employee director remains a director or consultant. In the event of the dissolution, liquidation or change in control of Transmeta, each option will vest and be exercisable in full.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On June 8, 2005, the Board elected Lester M. Crudele as a new Class III Director and independent member of the Board. The Board has not yet determined Mr. Crudele’s assignment to any of the Board committees. Mr. Crudele will be compensated for his Board service as a non-employee director in accordance with the compensation plan described above in Item 1.01.

     Mr. Crudele and the Registrant will file EDGAR reports on Forms 3 and 4 regarding Mr. Crudele’s initial stock option grant as a non-employee director of the Board as soon as administratively possible through the EDGAR system.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: June 14, 2005	By:	/s/ John O'Hara Horsley
John O'Hara Horsley
Vice President, General Counsel & Secretary